EXHIBIT 99.1

China Automotive Systems Reports 25.2% Net Sales Growth in the 2017 Third Quarter

WUHAN, China, Nov. 9, 2017 /PRNewswire/ -- China Automotive Systems, Inc. (Nasdaq:CAAS) ("CAAS" or the "Company"), a leading power steering components and systems supplier in China, today announced its unaudited financial results for the third quarter and nine months ended September 30, 2017.

Third Quarter 2017 Highlights

•	Net sales increased 25.2% to $118.4 million, compared to $94.6 million in the third quarter of 2016;

•	Gross margin was19.0%;

•	Net income attributable to parent company's common shareholders was $5.1 million, or diluted earnings per share of $0.16, compared to net income attributable to parent company's common shareholders of $5.7 million, or diluted earnings per share of $0.18, in the third quarter of 2016.

First Nine Months of 2017 Highlights

•	Net sales increased 13.7% to $355.3 million, compared to $312.5 million in the first nine months of 2016;

•	Gross margin was 19.2%;

•	Diluted earnings per share attributable to parent company's common shareholders was $0.62 compared with $0.52 for the first nine months of 2016;

•	Cash and cash equivalents, pledged cash deposits and short-term investments were $110.3 million as of September 30, 2017;

•	Net cash flow from operating activities was $43.0 million.

Mr. Qizhou Wu, the Chief Executive Officer of CAAS, commented, "Sales of our traditional hydraulic products led our strong growth in the third quarter of 2017 as sales of Chinese passenger vehicles and heavy-duty trucks remain solid.  Additionally, our new advanced hydraulic steering products have been the primary driver of our robust sales to Chrysler and Ford for use in the North American markets with sales rising by 78.3% in the third quarter of 2017.  Our electric power steering ("EPS") business is stable and we remain optimistic about its future as we continue to develop more advanced products and production capabilities."

Mr. Jie Li, the Chief Financial Officer of CAAS, commented, "We continue to invest in our operations to ensure we have developed the right products and can efficiently build them to add value for our customers. In addition to capital investment, we have increased our investment in our joint venture fund to develop new automotive technologies.  We intend to further penetrate our key markets in China, North America and Brazil."

Third Quarter of 2017

In the third quarter of 2017, net sales increased 25.2% to $118.4 million, compared to $94.6 million in the same quarter of 2016. This increase was mainly due to higher volumes of traditional steering products to autos and heavy-duty vehicles in China. Also, new products drove higher sales to the Company's North American customers.

Gross profit was $22.5 million in the third quarter of 2017, compared to $20.0 million in the third quarter of 2016. The gross margin was 19.0% in the third quarter of 2017, versus 21.1% in the third quarter of 2016. The margin decline was primarily related to changes in the product mix as some higher-margin products experienced slower growth during the third quarter.

Selling expenses were $4.5 million in the third quarter of 2017, compared to $3.8 million in the third quarter of 2016. Greater unit sales led to higher transportation expenses in the third quarter of 2017. Selling expenses represented 3.8% of net sales in the third quarter of 2017, compared to 4.0% in the third quarter of 2016.

General and administrative expenses ("G&A expenses") were $4.4 million in the third quarter of 2017, compared to $3.7 million in the same quarter of 2016. G&A expenses represented 3.7% of net sales in the third quarter of 2017compared with 3.9% in the third quarter of 2016.

Research and development expenses ("R&D expenses") were $9.2 million in the third quarter of 2017, compared to $6.7 million in the third quarter of 2016. R&D expenses represented 7.8% of net sales in the third quarter of 2017 compared with 7.1% in the third quarter of 2016. The higher R&D expenses were mainly due to greater emphasis on accelerating the development of brushless motor EPS products as well as other new advanced products.

Net financial income was $1.0 million in the third quarter of 2017 compared to net financial income of $0.8 million in the third quarter of 2016.

Income from operations was $4.9 million in the third quarter of 2017, compared to $5.7 million in the same quarter of 2016. The decrease was mainly due to lower gross margin and higher operating expenses.

Income before income tax expenses and equity in earnings of affiliated companies was $5.7 million in the third quarter of 2017, compared to $6.7 million in the third quarter of 2016. The decrease in income before income tax expenses and equity in earnings of affiliated companies was mainly due to lower operating income in the third quarter of 2017 compared with the third quarter of 2016.

Net income attributable to parent company's common shareholders was $5.1 million in the third quarter of 2017, compared to net income attributable to parent company's common shareholders of $5.7 million in the third quarter of 2016. Diluted earnings per share were $0.16 in the third quarter of 2017, compared to diluted earnings per share of $0.18 in the third quarter of 2016.

The weighted average number of diluted common shares outstanding was31,644,271in the third quarter of 2017, compared to 31,911,722 in the third quarter of 2016.

First Nine Months of 2017

Net sales for the first nine months of 2017 were $355.3 million, compared to $312.5 million in the first nine months of 2016. Nine-month gross profit was $68.2 million, compared to $59.1 million in the corresponding period last year. Nine-month gross margin was 19.2%, compared to 18.9% for the corresponding period in 2016. For the nine months ended September 30, 2017, gain on other sales amounted to $5.9 million, compared to $2.0 million for the corresponding period in 2016. Income from operations was $23.2 million compared to $18.0 million in the first nine months of 2016. Operating margin was 6.5%, compared to 5.8% for the corresponding period of 2016.

Net income attributable to parent company's common shareholders was $19.7 million compared with $16.8 million in the corresponding period last year. Diluted earnings per share were $0.62 in the first nine months of 2017, compared to diluted earnings per share of $0.52 for the corresponding period in 2016.

Balance Sheet

As of September 30, 2017, total cash and cash equivalents, pledged cash deposits and short-term investments were $110.3 million, total accounts receivable including notes receivable were $287.6 million, accounts payable including notes payable were $230.5 million, and short-term bank and government loans were $73.6 million. Total parent company stockholders' equity was $333.4 million as of September 30, 2017, compared to $300.5 million as of December 31, 2016.

Business Outlook

Management has raised its revenue guidance for the full year 2017to US$495 million. This target is based on the Company's current views on operating and market conditions, which are subject to change.

About China Automotive Systems, Inc.

Based in Hubei Province, the People's Republic of China, China Automotive Systems, Inc. is a leading supplier of power steering components and systems to the Chinese automotive industry, operating through eight Sino-foreign joint ventures. The Company offers a full range of steering system parts for passenger automobiles and commercial vehicles. The Company currently offers four separate series of power steering with an annual production capacity of over 6 million sets of steering gears, columns and steering hoses. Its customer base is comprised of leading auto manufacturers, such as China FAW Group, Corp., Dongfeng Auto Group Co., Ltd., BYD Auto Company Limited, Beiqi Foton Motor Co., Ltd. and Chery Automobile Co., Ltd. in China, and Chrysler Group LLC in North America. For more information, please visit: http://www.caasauto.com.

Forward-Looking Statements

This press release contains statements that are "forward-looking statements" as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. These forward-looking statements include statements regarding the qualitative and quantitative effects of the accounting errors, the periods involved, the nature of the Company's review and any anticipated conclusions of the Company or its management and other statements that are not historical facts. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. As a result, the Company's actual results could differ materially from those contained in these forward-looking statements due to a number of factors, including those described under the heading "Risk Factors" in the Company's Form 10-K annual report filed with the Securities and Exchange Commission on March 30, 2017, and in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

For further information, please contact:

Jie Li

Chief Financial Officer

China Automotive Systems, Inc.

Email: jieli@chl.com.cn

Kevin Theiss

+1-646-726-6511

kevin.theiss@awakenlab.com

- Tables Follow -

China Automotive Systems, Inc. and Subsidiaries

Condensed Unaudited Consolidated Statements of Operations and Comprehensive Income

(In thousands of USD, except share and per share amounts)

	Three Months Ended September 30,
	2017	2016
Net product sales ($7,563 and $9,950 sold to related parties for the three months ended September 30, 2017 and 2016)	$118,365	$94,626
Cost of products sold ($6,549 and $5,869 purchased from related parties for the three months ended September 30, 2017 and 2016)	95,878	74,641
Gross profit	22,487	19,985
Gain on other sales	553	22
Less: Operating expenses
Selling expenses	4,537	3,840
General and administrative expenses	4,390	3,741
Research and development expenses	9,194	6,723
Total operating expenses	18,121	14,304
Income from operations	4,919	5,703
Other income	100	420
Interest expense	(318)	(201)
Financial income, net	1,027	800
Income before income tax expenses and equity in earnings of affiliated companies	5,728	6,722
Less: Income taxes	991	1,167
Equity in earnings of affiliated companies	491	304
Net income	5,228	5,859
Net income attributable to non-controlling interests	169	177
Net income attributable to parent company's common shareholders	$5,059	$5,682
Comprehensive income:
Net income	$5,228	$5,859
Other comprehensive income:
Foreign currency translation gain/(loss), net of tax	6,705	(2,139)
Comprehensive income	11,933	3,720
Comprehensive income attributable to non-controlling interests	386	119
Comprehensive income attributable to parent company	$11,547	$3,601

Net income attributable to parent company's common shareholders per share
Basic -	$0.16	$0.18
Diluted-	$0.16	$0.18
Weighted average number of common shares outstanding
Basic	31,644,004	31,911,360
Diluted	31,644,271	31,911,722

China Automotive Systems, Inc. and Subsidiaries

Condensed Unaudited Consolidated Statements of Operations and Comprehensive Income

(In thousands of USD, except share and per share amounts)

	Nine Months Ended September 30,
	2017	2016
Net product sales ($25,684 and $28,589 sold to related parties for the nine months ended September 30, 2017 and 2016)	$355,333	$312,497
Cost of products sold ($20,195 and $18,912 purchased from related parties for the nine months ended September 30, 2017 and 2016)	287,156	253,352
Gross profit	68,177	59,145
Gain on other sales	5,896	2,008
Less: Operating expenses
Selling expenses	13,160	12,273
General and administrative expenses	14,027	11,998
Research and development expenses	23,666	18,849
Total operating expenses	50,853	43,120
Income from operations	23,220	18,033
Other (expense)/income, net	(2)	995
Interest expense	(1,193)	(524)
Financial income, net	1,909	1,270
Income before income tax expenses and equity in earnings of affiliated companies	23,934	19,774
Less: Income taxes	4,367	3,416
Equity in earnings of affiliated companies	480	561
Net income	20,047	16,919
Net income attributable to non-controlling interests	353	164
Net income attributable to parent company's common shareholders	$19,694	$16,755
Comprehensive income:
Net income	$20,047	$16,919
Other comprehensive income:
Foreign currency translation gain/(loss), net of tax	14,148	(8,435)
Comprehensive income	34,195	8,484
Comprehensive gain/(loss) attributable to non-controlling interests	819	(143)
Comprehensive income attributable to parent company	$33,376	$8,627

Net income attributable to parent company's common shareholders per share
Basic -	$0.62	$0.52
Diluted-	$0.62	$0.52
Weighted average number of common shares outstanding
Basic	31,644,004	32,038,933
Diluted	31,647,833	32,040,514

China Automotive Systems, Inc. and Subsidiaries

Condensed Unaudited Consolidated Balance Sheets

(In thousands of USD unless otherwise indicated)

	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$55,382	$31,092
Pledged cash	31,075	30,799
Short-term investments	23,829	30,475
Accounts and notes receivable, net - unrelated parties	269,943	285,731
Accounts and notes receivable, net - related parties	17,607	20,984
Advance payments and others - unrelated parties	12,235	10,203
Advance payments and others - related parties	31,397	624
Inventories	73,030	68,050
Current deferred tax assets	7,476	7,946
Total current assets	521,974	485,904
Non-current assets:
Long-term time deposits	6,027	865
Property, plant and equipment, net	115,302	101,478
Intangible assets, net	512	617
Other receivables, net - unrelated parties	2,234	2,252
Advance payment for property, plant and equipment - unrelated parties	14,222	14,506
Advance payment for property, plant and equipment - related parties	4,813	5,005
Long-term investments	25,341	16,431
Non-current deferred tax assets	4,295	4,641
Total assets	$694,720	$631,699

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Bank and government loans	$73,594	$40,820
Accounts and notes payable - unrelated parties	224,758	216,993
Accounts and notes payable - related parties	5,749	6,803
Customer deposits	869	700
Accrued payroll and related costs	7,460	6,971
Accrued expenses and other payables	32,883	35,882
Accrued pension costs	4,750	4,130
Taxes payable	3,800	11,674
Amounts due to shareholders/directors	335	312
Advances payable (current portion)	399	382
Current deferred tax liabilities	190	193
Total current liabilities	354,787	324,860
Long-term liabilities:
Long-term bank loan	-	608
Advances payable	354	339
Total liabilities	$355,141	$325,807

Commitments and Contingencies (See Note 29)

Stockholders' equity:
Common stock, $0.0001 par value - Authorized - 80,000,000 shares; Issued - 32,338,302 and 32,338,302 shares as of September 30, 2017 and December 31, 2016, respectively	$3	$3
Additional paid-in capital	64,406	64,764
Retained earnings-
Appropriated	10,673	10,549
Unappropriated	248,533	228,963
Accumulated other comprehensive income/(loss)	12,722	(892)
Treasury stock - 694,298 and 694,298 shares as of September 30, 2017 and December 31, 2016, respectively	(2,907)	(2,907)
Total parent company stockholders' equity	333,430	300,480
Non-controlling interests	6,149	5,412
Total stockholders' equity	339,579	305,892
Total liabilities and stockholders' equity	$694,720	$631,699

China Automotive Systems, Inc. and Subsidiaries

Condensed Unaudited Consolidated Statements of Cash Flows

(In thousands of USD unless otherwise indicated)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net income	$20,047	$16,919
Adjustments to reconcile net income from operations to net cash provided by operating activities:
Share-based compensation	100	-
Depreciation and amortization	10,933	10,732
Increase in/(reversal of) provision for doubtful accounts	1,034	(126)
Inventory write downs	4,436	2,353
Deferred income taxes	1,354	(142)
Equity in earnings of affiliated companies	(480)	(561)
Gain on disposal of Fujian Qiaolong	-	(698)
Gain on fixed assets disposals	(2,204)	(6)
Changes in operating assets and liabilities
(Increase) decrease in:
Pledged cash	1,226	9,711
Accounts and notes receivable	32,807	(18,471)
Advance payments and others	(1,527)	(2,798)
Inventories	(6,441)	(18,244)
Increase (decrease) in:
Accounts and notes payable	(3,023)	14,990
Customer deposits	158	(613)
Accrued payroll and related costs	182	544
Accrued expenses and other payables	(6,216)	1,309
Accrued pension costs	443	(160)
Taxes payable	(9,806)	(1,582)
Advance payable	-	(75)
Net cash provided by operating activities	43,023	13,082
Cash flows from investing activities:
Decrease in other receivables	159	2,382
Proceeds from disposition of a subsidiary, net of cash disposed of $1,063	-	1,953
Cash received from property, plant and equipment sales	2,351	511
Payments to acquire property, plant and equipment (including $7,656 and $5,662 paid to related parties for the nine months ended September 30, 2017 and 2016, respectively)	(19,187)	(27,161)
Payments to acquire intangible assets	-	(60)
Purchase of short-term investments	(25,017)	(28,181)
Purchase of long-term time deposit	(5,836)	-
Proceeds from maturities of short-term investments	33,749	13,236
Investment under equity method	(7,629)	(8,682)
Loan to a related party	(29,044)	-
Net cash used in investing activities	(50,454)	(46,002)
Cash flows from financing activities:
Proceeds from bank and government loans	69,635	12,151
Repayments of bank and government loans	(39,271)	(7,145)
Dividends paid to the non-controlling interest holders	-	(464)
Repurchases of common stock	-	(991)
Net cash provided by financing activities	30,364	3,551
Effects of exchange rate on cash and cash equivalents	1,357	(1,245)
Net increase/decrease in cash and cash equivalents	24,290	(30,614)
Cash and cash equivalents at beginning of period	31,092	69,676
Cash and cash equivalents at end of period	$55,382	$39,062

China Automotive Systems, Inc. and Subsidiaries

Condensed Unaudited Consolidated Statements of Cash Flows (continued)

(In thousands of USD unless otherwise indicated)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

	Nine Months Ended September 30,
	2017	2016
Cash paid for interest	$573	$219
Cash paid for income taxes	4,343	1,396

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

	Nine Months Ended September 30,
	2017	2016
Property, plant and equipment recorded during the period which previously were advance payments	$12,331	$12,771
Accounts payable for acquiring property, plant and equipment	890	844
Dividends payable to non-controlling interests	621	-